EXHIBIT 4.4

FIFTH AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR NEW YORK AND NEW ENGLAND ASSOCIATES

THIRD AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR MID-ATLANTIC ASSOCIATES

FOURTH AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR WEST REGION HOURLY EMPLOYEES

This Amendment is adopted this 26th day of November, 2024.

WHEREAS, Verizon Communications Inc. (Verizon) maintains the Verizon Savings and Security Plan for New York and New England Associates (NYNE Savings Plan), the Verizon Savings and Security Plan for Mid-Atlantic Associates (Mid-Atlantic Savings Plan) and the Verizon Savings and Security Plan for West Region Hourly Employees (West Savings Plan);

WHEREAS, pursuant to Section 18.1 of the NYNE Savings Plan, the plan may be amended by the Verizon Employee Benefits Committee (Committee) acting on behalf of Verizon in a settlor capacity, and the Chairwoman of the Committee is authorized by the Committee to act on behalf of the Committee for that purpose;

WHEREAS, pursuant to Section 20.1 of the Mid-Atlantic Savings Plan, the plan may be amended by the Chairperson of the Committee, acting on behalf of Verizon in a settlor capacity;

WHEREAS, pursuant to Section 12.01 of the West Savings Plan, the plan may be amended by the most senior Human Resources officer of Verizon acting on behalf of Verizon in a settlor capacity;

WHEREAS, the plans may be amended in certain respects by the chief legal counsel to the Committee acting in a settlor capacity;

WHEREAS, the Committee reviewed the addition of certain investment funds to the investment options available under the NYNE Savings Plan, Mid-Atlantic Savings Plan and West Savings Plan during a meeting of the Committee on October 31, 2024;

WHEREAS, the NYNE Savings Plan, Mid-Atlantic Savings Plan and West Savings Plan are to be amended such that, effective as of the market close on February 3, 2025, the US Bond Index Fund and the Small Cap Equity Index Fund shall be available investment options;

WHEREAS, this amendment is the formal amendment to the plans and reflects the addition of the US Bond Index Fund and the Small Cap Equity Index Fund as available investment options, effective as of the market close on February 3, 2025.

NOW, THEREFORE, the plans are amended as set forth on the Exhibits hereto effective as stated therein.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first set forth above.

Verizon Communications Inc.
Verizon Employee Benefits Committee

By:	/s/ Sam Hammock
Sam Hammock

Chairwoman of the Verizon Employee Benefits Committee and EVP & CHRO

By:	/s/ Marc Schoenecker
Marc Schoenecker

Counsel to the Verizon Employee Benefits Committee and Associate General Counsel – Employee Benefits

EXHIBIT A

FIFTH AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR NEW YORK AND NEW ENGLAND ASSOCIATES

The definition of “Funds” in Section 2 of the NYNE Savings Plan is amended to add a new paragraph at the end of such definition, such paragraph to read in its entirety as set forth below.

Effective as of the market close on February 3, 2025, the Funds shall also include the US Bond Index Fund and the Small Cap Equity Index Fund.

EXHIBIT B

THIRD AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR MID-ATLANTIC ASSOCIATES

The definition of “Funds” in Section 2 of the Mid-Atlantic Savings Plan is amended to add a new paragraph at the end of such definition, such paragraph to read in its entirety as set forth below.

Effective as of the market close on February 3, 2025, the Funds shall also include the US Bond Index Fund and the Small Cap Equity Index Fund.

EXHIBIT C

FOURTH AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR WEST REGION HOURLY EMPLOYEES

Pursuant to Section 6.01(a)(2) of the West Savings Plan, effective as of the market close on February 3, 2025, the Funds designated by the Committee as a current investment option shall include the US Bond Index Fund and the Small Cap Equity Index Fund.